Exhibit 10.1

Customer No.
Loan No.

RBC Centura	WAIVER AND FIRST AMENDMENT TO
LOAN AGREEMENT

     THIS WAIVER AND FIRST AMENDMENT TO LOAN AGREEMENT (“Waiver and First Amendment”), is entered into effective as of November 15, 2004, by and among VERILINK CORPORATION, a Delaware corporation (“Verilink”) and LARSCOM INCORPORATED, a Delaware corporation (“Larscom”; Verilink and Larscom are collectively referred to herein as “Borrower”) and RBC CENTURA BANK (“Bank”).

     A. Bank has extended certain financial accommodations pursuant to that certain Loan and Security Agreement, dated April 8, 2004 (the “Loan Agreement”), by and among Verilink, V-X Acquisition Company (“V-X”), XEL Communications, Inc. (“XEL”) and Bank.

     B. V-X and XEL have been merged into Verilink and no longer exist as separate entities.

     C. Larscom has become a wholly-owned subsidiary and has agreed to join Verilink as a “Borrower” under the Loan Agreement.

     D. Verilink has informed Bank that it is currently in default under the Loan Agreement due to its failure to comply with certain financial maintenance covenants under Section 6.8 of the Loan Agreement.

     E. Verilink has requested that Bank waive any Events of Default caused by its failure to be in compliance with the financial maintenance covenants and to amend the Loan Agreement to change the requirements of those financial maintenance covenants.

     F. Bank is willing to waive such non-compliance and to amend the terms of the Loan Agreement upon the terms and conditions set forth herein.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Bank hereby agree as follows:

     1. Definitions. Capitalized terms used in this Waiver and First Amendment and not otherwise defined herein shall have the meanings ascribed to those terms in the Loan Agreement.

     2. Committed Revolving Line Amendment. As of the date of this Waiver and First Amendment, the Credit Agreement is amended by deleting the definition of “Committed Revolving Line” in its entirety and inserting in lieu thereof a new definition as follows:

     “Committed Revolving Line” means Credit Extensions of up to $3,500,000.

     3. Financial Statements; Reports; Certificates Amendment. As of the date of this Waiver and First Amendment, the Loan Agreement is amended by deleting Section 6.4 in its entirety and inserting in lieu thereof a new Section 6.4 as follows:

     6.4 Financial Statements; Reports; Certificates.

               (a) Borrower shall deliver to Bank each and all of the financial statements, reports, certificates and other records referenced under this subsection (a) and such other statements, reports, certificates and records as Bank may reasonably request from time to time.

                    (i) As soon as available, but in any event within twenty (20) days after the end of each fiscal month, other than the last fiscal month in each fiscal quarter, the timing for which shall coincide with Borrower’s delivery of the Compliance Certificate, Borrower shall deliver to Bank an unaudited consolidated balance sheet and a statement of income, retained earnings, and cash flow prepared in accordance with GAAP on a basis consistent with Borrower’s quarterly consolidated financial statements, but excluding notes thereto, covering Borrower’s consolidated operations during such period, in a form reasonably acceptable to Bank and certified by the chief financial officer of Borrower or such other officer approved by Bank.

                    (ii) As soon as available, but in any event within twenty (20) days after the end of each fiscal month, (i) a monthly variance report supplementing the monthly income statement required to be submitted, showing deviations from management’s most recent financial plan, and (ii) monthly sales forecast, pipeline and backlog reports prepared under normal course of operations.

                    (iii) Beginning with the fiscal year ending July 2, 2004, as soon as available, but in any event within one hundred twenty (120) days after the end of Borrower’s fiscal year, Borrower shall deliver to Bank audited consolidated financial statements of Borrower (including a balance sheet, an income statement and a statement of retained earnings, each with the related notes and changes in the financial position for such year and setting forth in comparative form the figures for the prior year) prepared in accordance with GAAP, consistently applied, together with an opinion on such financial statements that is unqualified or qualified in a manner acceptable to Bank from an independent certified public accounting firm reasonably acceptable to Bank, together with (A) a certificate of the chief financial officer of Borrower, or other officer approved by Bank, stating that no default has occurred and is continuing or, if a default has occurred and is continuing, a statement as to the nature thereof and the action that Borrower has taken and proposes to take with respect thereto, (B) in the event of any change from GAAP in the generally accepted accounting principles used in the preparation of such financial statements, a statement of reconciliation conforming such financial statements to GAAP and (C) notes to the consolidated financial statements.

                    (iv) If applicable, Borrower shall deliver to Bank copies of all statements, reports and notices sent or made available generally by Borrower to its security holders or to any holders of Subordinated Debt and all reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission.

                    (v) Promptly upon receipt of notice thereof, Borrower shall deliver to Bank a report of any legal actions pending or threatened against Borrower or any Subsidiary that could result in damages or costs to Borrower or any Subsidiary of Fifty Thousand Dollars ($50,000) or more.

                    (vi) Borrower shall deliver to Bank such budgets, sales projections, operating plans or other financial information generally prepared by Borrower in the ordinary course of business as Bank may reasonably request from time to time.

                    (vii) Within twenty (20) days after the last day of each fiscal quarter, Borrower shall deliver to Bank a report signed by Borrower, in form reasonably acceptable to Bank, listing any applications or registrations that Borrower has made or filed in respect of any Patents, Copyrights or Trademarks and the status of any outstanding applications or registrations, as well as any change in Borrower’s Intellectual Property Collateral, including, but not limited to, any subsequent ownership right of Borrower in or to any Trademark, Patent or Copyright not specified in Exhibits A, B and C to the Intellectual Property Security Agreement delivered to Bank by Borrower in connection with this Agreement.

                    (viii) Upon the reasonable request by Bank, which shall not be unreasonably denied, Borrower shall deliver to Bank copies of written communications from, to or of Borrower’s board of directors or, if there is no written record, a written summary of such communications.

               (b) On or before the twentieth (20th) calendar day of each fiscal month, Borrower shall deliver to Bank a Borrowing Base Certificate dated and signed by a Responsible Officer (acceptable to the Bank) in substantially the form of Exhibit D hereto (or such other form as shall be reasonably required by the Bank) that provides the required information that is current as of the prior month end, together with a report showing the aged listings of accounts receivable and accounts payable as of the prior month end.

               (c) On or before the twentieth (20th) calendar day of each fiscal month, Borrower shall deliver to Bank for the last fiscal month a Compliance Certificate signed by a Responsible Officer (acceptable to the Bank) in substantially the form of Exhibit E hereto.

               (d) On or prior to the beginning of each fiscal year of Borrower, Borrower shall deliver to Bank a detailed annual budget.

               (e) Borrower shall permit Bank directly and through another person on Bank’s behalf and Bank shall have a right from time to time hereafter, directly and through another person on Bank’s behalf, to audit Borrower’s Accounts and appraise Collateral at Borrower’s expense; provided, however, that if there has been no Event of Default by Borrower Bank my exercise this right no more than once per year.

     4. Primary Depository Amendment. As of the date of this Waiver and First Amendment, the Loan Agreement is amended by deleting Section 6.7 in its entirety and inserting in lieu thereof a new Section 6.7 as follows:

Primary Depository. Borrower shall maintain from and after November 30 2004, its primary operating and depository accounts with Bank. Borrower shall provide written notice to Bank of any other accounts held by Borrower or any Subsidiary not deemed “primary” (“Secondary Accounts”). All Secondary Accounts shall be transferred to Bank or made subject to an Account Control Agreement acceptable to Bank, in its sole discretion, by November 30, 2004.

     5. Financial Covenants Amendment. As of the date of this Waiver and First Amendment, the Loan Agreement is amended by deleting Section 6.8 in its entirety and inserting in lieu thereof a new Section 6.8 as follows:

6.8 Financial Covenants. Borrower shall maintain, as of the last day of each fiscal month unless stated otherwise, and Borrower shall fully and timely comply with, each and every one of the financial maintenance covenants set forth in this Section and others that may be contained in this Agreement and the other Loan Documents.

               (a) Liquidity Ratio. A ratio of (i) unrestricted cash and equivalents plus Net Accounts Receivable to (ii) all Indebtedness to Bank of at least 2.00 to 1.00.

               (b) Tangible Net Worth. Tangible Net Worth of at least $5,000,000.

               (c) Minimum Adjusted EBITDA. Minimum Adjusted EBITDA of (i) a loss not exceeding $700,000 for the second fiscal quarter ending December 31, 2004, (ii) $0 for the three fiscal months ending January 28, 2005, (iii) $300,000 for the three fiscal months ending February 25, 2005, (iv) $500,000 for the three fiscal months ending April 1, 2005, and (v) $500,000 measured on a rolling three month basis thereafter.

     6. Adjusted EBITDA Definition Amendment. As of the date of this Waiver and First Amendment, the Loan Agreement is amended by adding the definition of “Adjusted EBITDA” to Exhibit A of the Loan Agreement as follows:

“Adjusted EBITDA” Adjusted EBITDA means the total of (i) net income from continuing operations (excluding extraordinary gains or losses), and to the extent deducted in determining net income, (ii) Interest Expense and interest income, (iii) income taxes, (iv) depreciation, depletion and amortization expenses, (v) restructuring charges, and (vi) impairments of intangible assets, including goodwill.

     7. Interest Expense Definition Amendment. As of the date of this Waiver and First Amendment, the Loan Agreement is amended by adding the definition of “Interest Expense” to Exhibit A of the Loan Agreement as follows:

“Interest Expense” means for any period for which the amount thereof is to be determined, the consolidated interest expense of Borrower and its Subsidiaries, including all interest on Funded Debt, all amortization of Indebtedness, all fees payable in connection with the incurrence of such debt (to the extent included in interest expense), and the interest portion of any deferred payment obligation, to the extent required to be reflected on the income statement of Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP.

     8. Affirmative Covenant/Real Property Collateral Amendment. As of the date of this Waiver and First Amendment, the Loan Agreement is amended by adding the following provision to the Loan Agreement as Section 6.14 as follows:

6.14. Additional Collateral. Upon the occurrence of an Event of Default, Borrower shall grant Bank a second-priority perfected security interest in the real property (and all buildings, fixtures and improvements thereon) located at 950 Explorer Boulevard, Huntsville, Alabama (the “Real Property Collateral”) by executing such instruments, agreements, documents or other records required by Bank and taking such actions as may be requested by Bank to secure and perfect a security interest in the Real Property Collateral on terms acceptable to Bank, in its sole discretion. Borrower shall keep and maintain the Real Property Collateral in good condition and make all needful and proper repairs, replacements, additions, or improvements thereto as are reasonably necessary, reasonable wear and tear excepted. Upon the sale of any portion of the Real Property Collateral (whether or not an Event of Default has occurred), Borrower shall immediately deliver to Bank all proceeds from said sale, which shall be applied towards the satisfaction of the Obligations.

     9. Negative Covenant/Real Property Collateral Amendment. As of the date of this Waiver and First Amendment, the Loan Agreement is amended by adding the following provision to the Loan Agreement as Section 7.20 as follows:

7.20 Real Property Collateral Encumbrances. Borrower shall not create, incur, assume or allow any Lien with respect to the Real Property Collateral or assign or otherwise convey any right to receive income or permit any of its Subsidiaries so to do, except as currently exists pursuant to that certain Mortgage and Security Agreement dated as of June 30, 2000, Loan Agreement dated as of June 30, 2004, Mortgage and Security Agreement dated as of December 4, 2000 and Loan Agreement dated as of December 4, 2000, or covenant to any other person that Borrower in the future will refrain from creating, incurring, assuming or allowing any Lien with respect to the Real Property Collateral.

     10. Rights and Remedies Amendment. As of the date of this Waiver and First Amendment, the Loan Agreement is amended by deleting the first paragraph of Section 9.1 in its entirety and inserting in lieu thereof a new first paragraph for Section 9.1 as follows:

9.1. Rights and Remedies upon an Event of Default. If an Event of Default shall occur under this Agreement, in addition to any other rights and remedies which may be available to Bank and without limiting any other rights and remedies granted to Bank in this Agreement, the other Loan Documents and at law and in equity, including, without limitation, the rights and remedies provided to Bank under the Code, which rights and remedies are fully exercisable by Bank as and when provided herein and therein, Bank shall have the rights and remedies set forth below in this Section 9.1, any and all of which it may exercise at its election, without notice of its election and without demand, except as otherwise expressly provided below.

     11. Acceleration of Obligations Amendment. As of the date of this Waiver and First Amendment, the Loan Agreement is amended by deleting Section 9.1(a) in its entirety and inserting in lieu thereof a new Section 9.1(a) as follows:

(a) Acceleration of Obligations. Bank may, at its option and by written notice to Borrower, accelerate and declare immediately due and payable the Obligations, as well as any of and all of the other indebtedness and obligations owing under this Agreement and the other Loan Documents that are not already due hereunder and that are not already due thereunder. If there is more than one Obligation, Bank may accelerate and declare immediately due and payable all of the Obligations, or Bank may from time to time and at any number of times after the occurrence of an Event of Default, accelerate and declare immediately due and payable any one or more of the Obligations as Bank in its discretion elects to accelerate (provided that upon the occurrence of an Event of Default described in Section 8 under the heading “Insolvency”, all Obligations shall become immediately due and payable without any action by Bank).

     12. Borrower Definition Amendment. As of the date of this Waiver and First Amendment, the Loan Agreement is hereby amended such that the term “Borrower” shall hereinafter be deemed to include Larscom, and Larscom shall hereinafter be a party to the Loan Agreement for all purposes whatsoever.

     13. Joinder Agreement. Larscom hereby agrees to be bound by the Loan Agreement as a “Borrower” (as such term is defined therein), and shall be deemed to be a party to, and subject to and bound by, the terms and conditions of the Loan Agreement.

     14. Events of Default Waiver. Borrower hereby acknowledges that an Event of Default existed as of October 1, 2004 under Section 8.2 of the Loan Agreement. Subject to Section 12.8 of the Loan Agreement and pursuant to Borrower’s request, Bank hereby waives the Event of Default caused by Borrower’s failure to maintain compliance with the Tangible Net Worth covenant as of October 1, 2004. Notwithstanding the above, the waiver set forth herein is conditioned upon no Event of Default otherwise existing under the Loan Agreement or other Loan Documents. Borrower acknowledges and agrees that this waiver is specific to the matters referred to herein and that Bank does not waive Borrower’s compliance with, or any of its rights with respect to, any of Borrower’s other obligations to Bank under the Loan Agreement and the other Loan Documents, all of which Borrower acknowledges, are unaffected by this waiver. The waiver and amendment of the Tangible Net Worth covenant provided for in this Waiver and First Amendment shall be effective as of October 1, 2004, but shall be void and of no further force or effect, at Bank’s election in its sole discretion, if any of the conditions set forth herein are not satisfied by Borrower in accordance with the terms hereof.

     15. Conditions to Effectiveness. This Waiver and First Amendment shall become effective as of the date hereof, and the waivers and amendments set forth herein shall be effective as of the respective dates set forth herein, when Bank shall have received the following in form and substance satisfactory to Bank:

               (a) Counterparts of this Waiver and First Amendment executed by and on behalf of Verilink, Larscom and Bank;

               (b) All fees and expenses payable or reimbursable by Borrower as of the date hereof, including, without limitation, all costs, fees and expenses of Bank in connection with the preparation, execution and delivery of this Waiver and First Amendment and the other instruments and documents to be delivered pursuant hereto (including the reasonable fees and out-of-pocket expenses of counsel for Bank with respect thereto); and

               (c) A new commitment fee in the amount of $7,500.

     16. No Additional Waiver; Reaffirmation. Except as otherwise provided herein, the terms of the Loan Agreement and the other Loan Documents remain in full force and effect. After giving effect to this Waiver and First Amendment (and any other waivers and amendments made prior hereto, if any) Borrower hereby (a) renews and reaffirms all representations and warranties set forth in the Loan Agreement and the other Loan Documents (subject to any changes therein expressly permitted by the Loan Agreement and other Loan Documents), and certifies that all such representations and warranties are true and correct in all material respects as of the date hereof, (b) certifies that no Event of Default exists and is continuing under the Loan Agreement, other than as referred to herein, and that Borrower is in compliance in all material respects with all obligations under the Loan Agreement and the other Loan Documents, (c) certifies that the execution, delivery and performance by Borrower of this Waiver and First Amendment have been duly authorized by all requisite corporate action on the part of Borrower and will not violate any of Borrower’s articles of incorporation, bylaws or other organizational documents, and (d) certifies that this Waiver and First Amendment has been duly executed and delivered by Borrower, and this Amendment constitutes the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms. This Waiver and First Amendment shall constitute one of the “Loan Documents” as defined in the Loan Agreement.

     17. References. All references to the “Loan Agreement,” contained in the Loan Agreement itself or in any of the other Loan Documents, shall refer to the Loan Agreement as amended hereby.

     18. Applicable Law. THIS WAIVER AND FIRST AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF GEORGIA WITHOUT GIVING EFFECT TO ITS CONFLICT OF LAWS PRINCIPLES.

     19. Counterparts and Headings. This Waiver and First Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. Receipt by Bank of a facsimile copy of an executed signature page hereof shall constitute receipt by Bank of an executed counterpart of this Waiver and First Amendment. The headings of this Waiver and First Amendment are for convenience of reference only, are not part of this Waiver and First Amendment and are not to affect the construction of, or to be taken into consideration interpreting, this Waiver and First Amendment.

[SIGNATURES BEGIN ON FOLLOWING PAGE]

     IN WITNESS WHEREOF, the undersigned have executed this Waiver and First Amendment as of the date first above written.

VERILINK CORPORATION	Witness:

By: /s/ C. W. Smith	/s/ A. Tucker

Name: C. W. Smith	Print Name: A. Tucker
Title: Vice President and CFO

LARSCOM INCORPORATED	Witness:

By: /s/ C. W. Smith	/s/ A. Tucker

Name: C. W. Smith	Print Name: A. Tucker
Title: Vice President

RBC CENTURA BANK

By: /s/ Joseph Singer

Name: Joseph Singer
Title: Vice President – Georgia Markets